Exhibit (4)

                                  NEWS RELEASE


FOR:              Valley National Bancorp            Contact: Alan Eskow
                  1455 Valley Road                            (201) 305-4003
                  Wayne, NJ  47474

For Immediate Release:     September 18, 1996


WAYNE, NJ -- The Board of Directors of Valley National Bancorp previously authorized on February 21, 1996, the repurchase of up to 1,000,000 shares of the company's outstanding stock. Repurchased shares as of September 17, 1996 amounted to 770,860 of which 314,888 are treasury shares and 229,140 shares have not been repurchased as of this date. The Board rescinded on September 17, 1996 the authorization for the Company to repurchase the 229,140 shares remaining.